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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of July 30, 2004 between Take-Two Interactive Software, Inc., a Delaware corporation (the "Employer" or the "Company"), and Samuel A. Judd(the "Employee").

                              W I T N E S S E T H :
                               -------------------

                  WHEREAS, the Employer desires to employ the Employee as its Senior Vice President of Planning and Administration and to be assured of his services as such on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

                  1. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a three-year period commencing effective as of the date first written above (the "Effective Date") (such period being herein referred to as the "Term," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year").

                  2. Employee Duties.

                     (a) During the term of this Agreement, the Employee shall have the duties and responsibilities of Senior Vice President of Planning and Administration as more specifically identified on Exhibit A, reporting to the Chief Executive Officer of Employer or his designee. It is understood that such duties and responsibilities may be modified from time to time provided that such modified duties and responsibilities shall be reasonably related to the Employee's position, and shall not result in a material diminution of the Employee's position, responsibilities or authority.

                     (b) The Employee shall devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices in New York, although the Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection with the business of the Company.

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                  3. Compensation.

                     (a) During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $385,000 per annum in respect of each Employment Year, payable in equal installments bi-weekly, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such salary shall be subject to an annual review and may be increased (but not decreased) from time to time at the discretion of the Employer.

                     (b) The Employee shall be entitled to receive a cash bonus ("Bonus"), with a target payment ("Target Bonus") of $275,000 in respect of each fiscal year (such bonus to be pro-rated to the extent a fiscal year incorporates only part of an Employment Year), based upon quantitative and qualitative performance targets for each fiscal year to be mutually agreed upon by the Employee and the Company. The actual bonus may be less than the target payment or more than the target payment based upon reasonable assessment of the Employee's performance against the mutually agreed targets and the results of operations of the Employer.


                     (c) The Employee shall be entitled to receive five-year incentive options to purchase 90,000 shares of the Company's common stock under the Company's 2002 Stock Option Plan (a copy of the plan to be provided to the Employee), at an exercise price equal to closing price of the Company's Common Stock on the Effective Date, which options shall vest as follows: 30,000 of such options shall vest on each of the first, second and third annual anniversaries of the Effective Date. In addition, Employee shall be entitled to receive 15,000 shares of restricted stock under Employer's Incentive Stock Plan (with 5,000 shares vesting on each of the first, second and third annual anniversaries of the Effective Date).

                     (d) The Employee shall be entitled to receive an automobile allowance of $800 per month.

                     (e) In addition to the foregoing, the Employee shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by the Company during or in respect of his employment hereunder.


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                  4. Benefits.

                     (a) During the term of this Agreement, the Employee shall have the right to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its senior executives in particular or for its employees in general and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

                     (b) During the term of this Agreement, the Employee will be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by the Company from time to time (provided that in no event shall vacation time be fewer than four weeks per year). Such vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company. ` (c) During the term of this agreement, the Employer shall pay the premium on Employee's life insurance (in the amount of $1 million); provided that coverage shall be subject to an examination required by the insurer and provided further that the cost of such insurance shall not exceed $5,000 per year. If such premium exceeds $5,000, Employee shall have the option to pay such excess; if Employee does not so elect, Employer's obligations shall be to provide life insurance obtainable for such $5,000 annual premium.

                  5. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefore on presentation of appropriate receipts for any such expenses. All travel and lodging arrangements shall be made in accordance with Employer's regular policies for senior executives, which are previously delivered or communicated to the Employee.


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                  6. Termination. Notwithstanding the provisions of Section 1 hereof, the Employee's employment with the Employer may be earlier terminated as follows:

                     (a) By action taken by the Company, the Employee may be discharged for cause (as hereinafter defined), effective as of such time as the Company shall determine. Upon discharge of the Employee pursuant to this Section 6(a), the Employer shall have no further obligation or duties to the Employee, except for payment of Salary through the effective date of termination and as provided in Section 8(g), and the Employee shall have no further obligations or duties to the Employer, except as provided in Section 7.

                     (b) In the event of (i) the death of the Employee or (ii) the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 90 consecutive days, during which 90 day period Salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Employee's employment under this Section 6(b), the Employer shall have no further obligations or duties to the Employee, except for payment of salary and benefits through the effective date of termination and as provided in Section 8(g).

                     (c) In the event that Employee's employment with the Employer is terminated by action taken by the Company without cause (as defined below), then the Employer shall have no further obligation or duties to Employee, except for payment of the amounts described below and as provided in
Section 8(g), and Employee shall have no further obligations or duties to the Employer, except as provided in Section 7. In the event of such termination, the Employer shall continue to pay Salary to the Employee for a period of twelve
(12) months from the date of termination plus a payment in lieu of the Bonus and equal to the average of the previous two (2) Bonus payments (or if less than two Bonus Payments have been made the average of the prior year's Bonus and the Target Bonus for the current year). In the event of such termination, all options and restricted shares of stock granted hereunder which have not vested as of the date of such termination, shall be terminated or be forfeited. If such termination occurs within nine months following a Change in Control (as defined herein), Salary shall continued to be paid for a period of twelve months following such termination and the payment in lieu of the Bonus pursuant to this
Section 6(c) shall be paid in one lump-sum payment immediately upon termination. Further, in the event of termination within nine months of a Change of Control (as defined herein), all of the options and restricted shares of stock granted hereunder shall vest and become immediately exercisable.


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                     (d) For purposes of this Agreement, the Company shall have
"cause" to terminate the Employee's employment under this Agreement upon (i) the failure by the Employee to substantially perform his duties under this Agreement, (ii) the engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is injurious to the Company, monetarily or otherwise, (iii) the conviction of the Employee of a felony; (iv) gross negligence on the part of the Employee affecting the Company; or (v) failure of the Employee to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company. The Company shall give written notice to the Employee, which notice shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clauses (i) or (v) above.

                     (e) For purposes of this Agreement, a "Change in Control" shall be deemed to occur (i) upon the election of directors constituting a change in a majority of the Board, which directors were not nominated by the Board immediately in place prior to such change; (ii) upon the acquisition by any person, entity or group of beneficial ownership of 50 percent or more of either the outstanding shares of common stock of the company or the combined voting power of the then outstanding voting securities of the company entitled to vote generally in the election of directors; (iii)upon a merger or consolidation of the Company with any other corporation, which results in the stockholders of the Company prior thereto continuing to represent less than 50 percent of the combined voting power of the voting securities of the Company or the surviving entity after the merger; or (iv) upon the sale of all, or substantially all, of the assets of the Company.

                     (f) The Employee may terminate his employment with the Employer with or without Good Reason upon thirty (30) days written notice, which notice, in the case of a termination with Good Reason, shall specifically set forth the nature of such Good Reason. The term "Good Reason" shall mean (i) the material diminution in the Employee's duties, reporting relationship, position, responsibilities or authority, (ii) without the Employee's consent, the relocation of the Employee's principal office location more than fifty (50) miles from its current location, or (iii) any material breach of this Agreement by the Employer. Notwithstanding the occurrence of any such event or circumstance above, such occurrence shall not be deemed to constitute Good Reason hereunder if, within the thirty-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by the Employer. In the event of a termination with Good Reason, the Employee shall be entitled to the same payment and benefits as provided in Section 6(c) above for a termination without cause and Employee shall have no further obligations or duties to the Employer, except as provided in Section 7. In the event of a termination without Good Reason, Employee shall be entitled to payment and benefits through the effective date of termination and as provided in Section 8(g), and shall have the duties and obligations in Section 7.


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                     (g) In the event of any termination of employment under
this Section 6, the Employee shall be under no obligation to mitigate amounts payable hereunder by seeking other employment or otherwise and there shall be no offset against amounts due to the Employee hereunder on account of subsequent employment or otherwise.

                  7. Confidentiality; Noncompetition.

                     (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 7(a), including, but not limited to, information relating to: trade secrets, personnel lists, compensation of employees, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling. The Employee agrees that he will not, during or for a period of two years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

                     (b) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, guarantor, consultant or otherwise) competitive with the Company's business activities.


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                     (c) The Employee hereby agrees that he shall not, during
the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee or Employer directly or indirectly, disparage the commercial, business or financial reputation of the Company or Employee.

                     (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 7(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

                     (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, employee lists, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                     (f) (i) The Employee agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company and are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;


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                         (ii) If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Employee within one year after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

                         (iii) The Employee agrees that he will not assert any
rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                     (g) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

                     (h) The parties hereto hereby acknowledge and agree that
(i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                     (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 7(h) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 7, and the Employee hereby agrees to account for any pay over such Benefits to the Company.


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                     (j) Each of the rights and remedies enumerated in Section
7(h) and 7(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                     (k) If any provision contained in this Section 7 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                     (l) It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                  8. General. This Agreement is further governed by the following provisions:

                     (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or nationally recognized overnight courier or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.


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                  To the Employer:

                           Take-Two Interactive Software, Inc.
                           622 Broadway
                           New York, New York  10012
                           Attention: Chief Executive Officer

                  To the Employee:

                           Samuel A. Judd
                           One Smoke Hill Drive
                           Stamford, CT 06903


                     (b) Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. (

                     c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in New York County or in the state and county in which such violation may occur, at Employer's election.

                     (e) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.


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                     (f) Execution in Counterparts. This Agreement may be
executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                     (g) Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all judgments, amounts incurred in settlement, fees and expenses reasonably incurred by Employee (including reasonable attorney's fees) in connection with or arising out of (i) in defense of any action, suit or proceeding in which he is a party by reason of or relating to his being or having been an employee or officer of the Company; (ii) or any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee or officer of the Company, except in each of the foregoing clauses (i) and (ii) so far as such indemnification is prohibited by law. The foregoing is in addition to any indemnification and exculpation provisions contained in the Company's Certificate of Incorporation and Bylaws and shall survive the termination of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                 TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                 By: /S/ Richard Roedel
                                    ------------------------------------
                                     Name:  Richard Roedel
                                     Title: Chief Executive Officer




                                     /S/ Samuel A. Judd
                                    ------------------------------------
                                         Samuel A. Judd


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